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                                                                     Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR STATE SECURITIES LAWS.

No. W-9 Right to Purchase 334 Shares of Series A Preferred Stock of OraPharma, Inc.


                                ORAPHARMA, INC.

                   Series A Preferred Stock Purchase Warrant

     This is to certify that, FOR VALUE RECEIVED, CANAAN CAPITAL LIMITED PARTNERSHIP (the "Holder"), is entitled to purchase, subject to the provisions
                  ------
of this Warrant, from OraPharma, Inc., a Delaware corporation (the "Company"),
                                                                    -------
334 fully paid, validly issued and nonassessable shares of Series A Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock") at an
                                                       ---------------
exercise price of $1.00 per share. The number of shares of Preferred Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Preferred Stock may be adjusted from time to time as hereinafter set forth. The shares of Preferred Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant
                                                                      -------
Shares" and the exercise price of a share of Preferred Stock in effect at any
------
time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".
     --------------

     1.  EXERCISE OF WARRANT.
         -------------------

         a.  Exercise for Cash.  This Warrant may be exercised in whole or in
             -----------------
part at any time or from time to time until 5:00 p.m. Eastern Standard Time on December 3, 2003 (the "Exercise Period"). This Warrant may be exercised by
                       ---------------
presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. The Exercise Price may be paid by bank check, wire transfer or cancellation of indebtedness. As soon as practicable after each such exercise of this Warrant, but not later than seven
(7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation,

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execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Preferred Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Preferred Stock shall not then be physically delivered to the Holder.

     b.    Warrant Exchange. At any time during the Exercise Period, the Holder
           ----------------
may, at its option, exchange this Warrant, in whole or in part (a "Warrant
                                                                   -------
Exchange"), into the number of Warrant Shares determined in accordance with this
--------
Section 1(b), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating the Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall
                             ------------------
take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date").
                                                             -------------
Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for an acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total
                                                                       -----
Number") less (ii) the number of Warrant Shares equal to the quotient obtained
------
by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Fair Market Value. "Fair Market Value" shall be determined as
                               -----------------
follows: (1) if the Preferred Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the Fair Market Value shall be the average of the last reported sale prices of the Preferred Stock on such exchange or system for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (2) if the Preferred Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for the twenty (20) business days ending on the last business day prior to the date for which the determination is being made; or (3) if the Preferred Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be

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an amount, not less than book value thereof as at the end of the most recent fiscal quarter of the Company ending prior to the Exchange Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     2.    RESERVATION OF SHARES. The Company shall at all times reserve for
           ---------------------
issuance and/or delivery upon exercise of this Warrant such number of shares of its Preferred Stock as shall be required for issuance and delivery upon exercise of this Warrant.

     3.    FRACTIONAL SHARES. No fractional shares of Preferred Stock shall be
           -----------------
issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Preferred Stock.

     4.    ANTIDILUTION PROVISIONS.
           -----------------------

           a. Adjustments for Stock Splits, etc. In the event the Preferred
              ----------------------------------
Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization or is converted into or exchanged for other securities as a result of a merger, consolidation or reorganization in which the Company is the surviving corporation, appropriate adjustments shall be made in the terms of this Warrant, or additional warrants shall be granted to the Holder as shall be equitable and appropriate, or an adjustment in the number and class of shares allocated to, and the Exercise Price of, this Warrant shall likewise be made.

           b. Adjustments for Certain Issuances or Sales at Less than the
              -----------------------------------------------------------
Exercise Price in Effect.
------------------------

              i.  General. If the Company shall, at any time from time to time,
                  -------
issue any shares of Preferred Stock without consideration or for a Net Consideration Per Share less than the Exercise Price in effect immediately prior to such issuance, then, and in each such case, the Exercise Price in effect thereafter shall be reduced, concurrently with such issue, to a price equal to the Net Consideration Per Share received by the Company for each such share of Preferred Stock.

              ii. Other Dilutive Issuances of Options, Warrants or Convertible
                  ------------------------------------------------------------
Securities.
----------
                  (A) The issuance of any warrants, options or other subscription or purchase rights with respect to shares of Preferred Stock and the issuance of any securities convertible into or exchangeable for shares of Preferred Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of such Preferred Stock if the Net Consideration Per Share which may be received by the Company for such Preferred Stock (as hereinafter determined) shall be less than the Exercise Price at the time of such issuance and, except as hereinafter provided, an adjustment in the Exercise Price and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be made upon each such issuance in the manner provided in Section 4(b)(i) above. Any obligation, agreement or undertaking to issue warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking vests. No adjustment of the Exercise Price and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be made upon the issuance of any shares of Preferred Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options or other rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                        (B)  Expiration or Cancellation of Options, Warrants or
                             --------------------------------------------------
Convertible Securities. Any adjustment of the Exercise Price and the number of
----------------------
shares of Preferred Stock issuable upon exercise of this Warrant with respect to this Section 4(b)(ii) which relates to warrants, options or other subscription or purchase rights with respect to shares of Preferred Stock shall be disregarded if, as, and when all of such warrants, options or other subscription or purchase rights expire or are cancelled without being exercised, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price in effect at the time of the issuance of the expired or cancelled warrants, options or other subscriptions or purchase rights, with such additional adjustments as would have been made to that Exercise Price had the expired or cancelled warrants, options or other subscriptions or purchase rights not been issued.

                        iii. Definition of Net Consideration Per Share. For
                             -----------------------------------------
purposes of this Section 4(b), the "Net Consideration Per Share" which may be
                                    ---------------------------
received by the Company shall be determined as follows:

                             (A) If the consideration received by the Company in
connection with the issuance of shares of the Preferred Stock or the issuance of any of the securities described in this Section 4 consists of cash, such consideration shall be deemed to be the amount of such cash (provide that in no case shall any deduction be made for any commissions,

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discounts or other expenses incurred by the Company in connection therewith). If a part or all of the consideration received by the Company in connection with the issuance of shares of the Preferred Stock or the issuance of any of the securities described in this Section 4, consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of Directors of the Company.

              (B) For purposes of Section 4(b)(ii) above, the "Net Consideration
                                                               -----------------
Per Share" shall mean the amount equal to the total amount of consideration, if
---------
any,
received by the Company for the issuance of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Preferred Stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

              (C) For purposes of Section 4(b)(ii) above, the "Net Consideration
                                                               -----------------
Per Share" which may be received by the Company shall be determined in each
---------
instance as of the date of vesting of warrants, options, subscriptions or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions or other purchase rights or convertible securities.

      c. Miscellaneous.
         -------------

         i. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 5% in such Exercise Price; provided, however, that any adjustments which by reason of this Section
       --------  -------
4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

        ii. Notwithstanding anything contained herein to the contrary, Section 4(b) above shall not apply under any of the circumstances described in Section 4(a) above or with respect to Excluded Stock (as defined in the Company's Certificate of Designation with respect to its Preferred Stock filed with the Secretary of State of the State of Delaware on December 2, 1996).

     5.  CERTAIN EXTRAORDINARY TRANSACTIONS. In the event the Preferred Stock is
         ----------------------------------
exchanged for securities, cash or other property of any other corporation or entity as the result of a reorganization, merger or consolidation in which the Company is not the surviving corporation, the dissolution or liquidation of the Company, or the sale of all or substantially all the assets of the Company, the Board of Directors of the Company or the board of directors of any successor corporation or entity may, in its discretion, as to the unexercised portion of this Warrant, (a) provide for payment of an amount equal to the excess of the fair market value of the Warrant Shares, as determined by the Board of Directors of the Company or such board, over the Exercise Price of such Warrant Shares as of the date of the transaction, in exchange for the surrender of the right to exercise this Warrant, or (b) provide for the assumption of this Warrant, or the substitution therefor of new warrants, by the successor corporation or entity.

     6.  LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory
         ---------------
to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) or reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new warrant of like tenor and date.

     7.  NO RIGHTS AS STOCKHOLDER. The Holder shall not, as holder of this
         ------------------------
Warrant, be entitled to vote, if applicable, or to receive dividends or to be deemed the holder of Preferred Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or, if applicable, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued the Warrant Shares in accordance with the provisions hereof.

     8. NON-TRANSFERABILITY. Neither this Warrant nor any Warrant Shares shall
        -------------------
be registered under the Securities Act of 1933, as amended, and applicable state securities laws. Therefore, the Company shall require, as a condition of allowing the transfer or exchange of this Warrant or such Warrant Shares, that the Holder of this Warrant or such Warrant Shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such transfer or exchange will be exempt from the registration and prospectus delivery requirements under the Securities Act of 1933, as amended, and applicable state securities laws. The certificates evidencing the Warrant Shares shall bear a legend to the effect that the Warrant Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws and are, therefore, subject to restrictions on transfer.

     9.   INVESTMENT REPRESENTATIONS AND WARRANTIES. The Holder hereby
          -----------------------------------------
represents and warrants to the Company that (a) it has knowledge and experience in financial and business matters sufficient to enable it to evaluate the merits and risks of an investment in the Company; (b) it has assets sufficient to enable it to bear the economic risk of its investment in this Warrant and the Warrant Shares and is an "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended; (c) it is acquiring this Warrant and, upon exercise, will acquire the Warrant Shares, for its own account, and not with a view to, or for sale in connection with, any distribution thereof; (d) it or its representatives have received from the Company such information with respect to the Company as it has deemed necessary and relevant in connection with this Warrant and the Warrant Shares and it has the opportunity, directly or through such representatives, to ask questions of and receive answers from persons acting on behalf of the Company necessary to verify the information so obtained; and (e) it and its officers, directors, employees and agents have not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with this Warrant and the Warrant Shares.

     10.  GOVERNING LAW. This Agreement and all amendments, modifications,
          -------------
alterations, or supplements hereto shall be construed under and governed by the laws of the State of Delaware and the United States of America, without regard to the principals of conflicts of law thereof.

     11.  MISCELLANEOUS. Except as provided in Sections 4 and 5 hereof, this
          -------------
Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     12.  EXPIRATION. The right to exercise this Warrant shall expire at 5:00
          ----------
P.M. Eastern Standard Time on December 3, 2003.

     This Warrant is executed as of the date and year first written above.


                                       ORAPHARMA, INC.


                                       By:  /s/ Michael Kishbauch
                                            ------------------------------------
                                            Michael Kishbauch, President

Witness:

[SIGNATURE ILLEGIBLE]
-------------------------------

                             FORM OF SUBSCRIPTION
                  (To be signed only on exercise of Warrant)



TO: OraPharma, Inc.

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder ________ shares of Series A Preferred Stock, $.001 par value per share, of OraPharma, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to to the undersigned at __________________________________.


Dated:                                        __________________________________
                                              (Signature must conform to name of
                                              holder as specified on the face of
                                              the Warrant)


                                              __________________________________
                                                           (Address)

                                              __________________________________